UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 22, 2010

GREEN PLAINS RENEWABLE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

333-121321	84-1652107
(Commission file number)	(IRS employer identification no.)

9420 Underwood Ave., Suite 100, Omaha, Nebraska	68114
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously described in the Form 8-K filed September 28, 2010, Green Plains Renewable Energy, Inc. (the “Company”) entered into a definitive agreement (the “Merger Agreement”) on September 28, 2010 to acquire Global Ethanol, LLC (“Global”) through a merger of Global with a wholly-owned subsidiary of the Company, with Global as the surviving entity (the “Merger”). Global owns two operating ethanol plants which are located in Lakota, Iowa and Riga, Michigan and have a combined annual production capacity of approximately 157 million gallons of ethanol.

The Merger was completed on October 22, 2010. Upon closing of the Merger, all of the outstanding units of Global were exchanged, in the aggregate, for 4,386,027 shares of restricted Company common stock, warrants to purchase 700,000 shares of restricted Company common stock and $20.0 million in cash. The warrants are not transferable, except in certain limited circumstances, and will be exercisable for a period of three years from the closing date at a price of $14.00 per share.

At the execution of the Merger Agreement, we valued the transaction at approximately $169.2 million, including the assumption of approximately $98.7 million of debt at that date. The total purchase price is subject to a working capital adjustment, as set forth in the Merger Agreement. Of the cash consideration, $8.5 million was placed in escrow to be used, if necessary, for the working capital adjustment and certain indemnities provided by the members of Global. Upon closing, Global was renamed Green Plains Holdings II LLC (“Holdings II”). In conjunction with the closing of the Merger, the Company contributed $10.0 million of cash equity to Holdings II, $6.0 million of which was utilized to reduce outstanding debt.

Upon closing of the Merger, Holdings II (formerly known as Global) entered into an amendment to the existing credit agreement with certain lenders, and CoBank, ACB, as agent (“Agent”) to the lenders thereunder (the “Sixteenth Amendment”). Holdings II, the lenders and the Agent are parties to an Amended and Restated Loan and Security Agreement dated as of December 14, 2005, as amended (as further amended and described below, the “Loan Agreement”). Holdings II, the lenders and the Agent are also parties to the Forbearance Agreement and Twelfth Amendment to Amended and Restated Loan and Security Agreement dated as of July 31, 2009, as amended (as further amended and described below, the “Forbearance Agreement”). The terms of the Loan Agreement and Forbearance Agreement, as modified by the Sixteenth Amendment, are as follows:

•

The Loan Agreement provides for a $34.1 million amortizing term loan, consisting of approximately $17.0 million in Tranche A and approximately $17.1 million in Tranche B, a $42.6 million revolving term loan and a $15.0 million revolving line of credit loan. The amortizing term loan will mature on January 1, 2015. The revolving term loan will mature April 1, 2016. The revolving line of credit will mature on April 30, 2013.

•

The Tranche A amortizing term loan, the revolving term loan, and the revolving line of credit loan have an interest rate of 4.5% plus either the one, two, three, six or twelve month LIBOR rate, or 2.25% plus the greater of the Prime Rate or the Federal Funds Rate plus one-half of one percent. The Tranche B amortizing term loan has a fixed interest rate of 8.22%.

•

The Loan Agreement requires regular interest payments on each of the loans. The Tranche A amortizing term loan, the revolving term loan and the revolving line of credit loan require interest payments payable in arrears on the last day of the interest period, but no less than quarterly. The Tranche B amortizing term loan requires interest payments payable monthly in arrears on the first day of each month and on the maturity date. The term loan requires principal payments of $1.5 million per quarter. The revolving term loan requires principal payments of $2.68 million semi-annually. The next principal payment date for the term loan is January 2011 and for the revolving term loan is April 2011.

•

The Loan Agreement contains certain customary affirmative covenants, including without limitation, with respect to (1) provision of financial information; (2) conduct of business; (3) maintenance of properties; (4) maintenance of insurance; (5) working capital of not less than negative $5 million, increasing at certain intervals to $7.5 million by March 31 2013 and thereafter; (6) net worth of not less than $70 million; (7) debt service coverage ratio of not less than 1.00 to 1.00 as of June 30, 2011 increasing to 1.25 to 1.00 by December 31, 2011 and thereafter; (8) compliance with benefit plans; (9) notice of certain events; (10) maintenance of books and records; and (11) hedging and risk management activities.

•

The Loan Agreement also contains standard negative covenants limiting (1) certain liens; (2) consolidations, mergers or acquisitions; (3) deposits, investments, advances or loans; (4) creation of additional indebtedness above specified amounts; (5) certain guarantees and other contingent obligations; (6) distributions; (7) transactions with affiliates; (8) capital investments and (9) certain other matters. Distributions are not permitted during the forbearance period, which ends April 30, 2013. After the forbearance period, distributions are permitted provided no default or matured default has occurred or would occur as a result of such distributions. Distributions may not exceed the greater of 60% of net income or amounts necessary to reflect the related income tax liability of the borrower’s owner.

•

The Loan Agreement also contains customary events of default, including without limitation, (1) failure to make required payments; (2) material incorrect representations and warranties; (3) breach of covenants; (4) events of bankruptcy, (5) dissolution; and (6) certain other matters. Payment of outstanding amounts may be accelerated, at the option of the lenders, upon the occurrence of an event of default.

•

The Loan Agreement also contains cash flow recapture language as part of the Forbearance Agreement. Commencing July 30, 2011, Holdings II will be required to make additional principal payments equal to the lesser of quarterly EBITDA or the amount by which working capital exceeds $5.0 million (each term as defined in the Loan Agreement) up to a cumulative amount of $4.2 million.

•	The loans are secured by all of the real and personal property at the Lakota and Riga ethanol plants.

The Company and Holdings II have also entered into a Support and Subordination Agreement with Agent whereby upon the occurrence of certain covenant defaults, or if the need arises for additional liquidity, the Company may make contributions to Holdings II for such purposes, but shall not be obligated to make such payments.

The foregoing summaries of the Merger Agreement, the Loan Agreement, the Forbearance Agreement, and the Support and Subordination Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the agreements, which are attached as exhibits hereto.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information disclosed in Item 1.01 is incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities

The information disclosed in Item 1.01 is incorporated by reference into this Item 3.02. The shares of common stock and the warrants to purchase common stock were issued to accredited, sophisticated investors pursuant to an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933 as a transaction not involving a public offering.

Item 8.01.	Other Events.

On October 22, 2010, the Company issued a press release announcing the completion of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. The financial statements required under this Item 9.01(a) are attached herewith as Exhibit 99.2.

(b) Pro forma financial information. The pro forma financial information required under this Item 9.01(b) is not included in this current report on Form 8-K. The Registrant will file the pro forma financial information required under this Item 9.01(b) by January 7, 2011.

(d) Exhibits. The following exhibits are filed as part of this report.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger among Green Plains Renewable Energy, Inc., GPMS, Inc., Global Ethanol, LLC and Global Ethanol, Inc. dated September 28, 2010 (certain exhibits and schedules to this Exhibit 2.1 have not been filed, but will be furnished supplementally to the Securities and Exchange Commission upon request)

4.1	Form of Warrant to purchase Common Stock

10.1	Amended and Restated Loan and Security Agreement dated as of December 14, 2005 by and among Midwest Grain Processors Cooperative and Midwest Grain Processors, LLC, as Borrower, various financial institutions, as Lenders, and CoBank, ACB, as Agent for the Lenders

10.2	First Amendment to Amended and Restated Loan and Security Agreement dated as of February 28, 2006 by and among Midwest Grain Processors Cooperative and Midwest Grain Processors, LLC, as Borrower, various financial institutions, as Lenders, and CoBank, ACB, as Agent for the Lenders

10.3	Second Amendment to Amended and Restated Loan and Security Agreement dated as of March 31, 2006 by and among Midwest Grain Processors Cooperative and Midwest Grain Processors, LLC, as Borrower, various financial institutions, as Lenders, and CoBank, ACB, as Agent for the Lenders

10.4	Third Amendment to Amended and Restated Loan and Security Agreement dated as of September 22, 2006 by and among Midwest Grain Processors, LLC, as Borrower, various financial institutions, as Lenders, and CoBank, ACB, as Agent for the Lenders

10.5	Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of October 31, 2006 by and among Midwest Grain Processors, LLC, as Borrower, various financial institutions, as Lenders, and CoBank, ACB, as Agent for the Lenders

10.6	Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of February 22, 2007 by and among Global Ethanol, LLC (formerly known as Midwest Grain Processors, LLC), as Borrower, various financial institutions, as Lenders, and CoBank, ACB, as Agent for the Lenders

10.7	Sixth Amendment to Amended and Restated Loan and Security Agreement dated as of May 25, 2007 by and among Global Ethanol, LLC, as Borrower, various financial institutions, as Lenders, and CoBank, ACB, as Agent for the Lenders

10.8	Seventh Amendment to Amended and Restated Loan and Security Agreement dated as of August 31, 2007 by and among Global Ethanol, LLC, as Borrower, various financial institutions, as Lenders, and CoBank, ACB, as Agent for the Lenders

10.9	Eighth Amendment to Amended and Restated Loan and Security Agreement dated as of November 30, 2007 by and among Global Ethanol, LLC, as Borrower, various financial institutions, as Lenders, and CoBank, ACB, as Agent for the Lenders

10.10	Ninth Amendment to Amended and Restated Loan and Security Agreement dated as of October 31, 2008 by and among Global Ethanol, LLC, as Borrower, various financial institutions, as Lenders, and CoBank, ACB, as Agent for the Lenders

10.11	Tenth Amendment to Amended and Restated Loan and Security Agreement dated as of December 22, 2008 by and among Global Ethanol, LLC, as Borrower, various financial institutions, as Lenders, and CoBank, ACB, as Agent for the Lenders

10.12	Eleventh Amendment to Amended and Restated Loan and Security Agreement dated as of March 4, 2009 by and among Global Ethanol, LLC, as Borrower, various financial institutions, as Lenders, and CoBank, ACB, as Agent for the Lenders

10.13	Forbearance Agreement and Twelfth Amendment to Amended and Restated Loan and Security Agreement dated as of July 31, 2009 by and among Global Ethanol, LLC, as Borrower, various financial institutions, as Lenders, and CoBank, ACB, as Agent for the Lenders

10.14	Thirteenth Amendment to Amended and Restated Loan and Security Agreement and Forbearance Agreement dated as of September 30, 2009 by and among Global Ethanol, LLC, as Borrower, various financial institutions, as Lenders, and CoBank, ACB, as Agent for the Lenders

10.15	Fourteenth Amendment to Amended and Restated Loan and Security Agreement and Second Amendment to Forbearance Agreement dated as of November 30, 2009 by and among Global Ethanol, LLC, as Borrower, various financial institutions, as Lenders, and CoBank, ACB, as Agent for the Lenders

10.16	Fifteenth Amendment to Amended and Restated Loan and Security Agreement and Third Amendment to Forbearance Agreement dated as of June 30, 2010 by and among Global Ethanol, LLC, as Borrower, various financial institutions, as Lenders, and CoBank, ACB, as Agent for the Lenders

10.17	Sixteenth Amendment to Amended and Restated Loan and Security Agreement and Fourth Amendment to Forbearance Agreement dated as of October 22, 2010 by and among Green Plains Holdings II LLC (formerly known as Global Ethanol, LLC), as Borrower, various financial institutions, as Lenders, and CoBank, ACB, as Agent for the Lenders

10.18	Support and Subordination Agreement dated as of October 22, 2010 by and among Green Plains Holdings II LLC, as Borrower, various financial institutions, as Lenders, and CoBank, ACB, as Agent for the Lenders

23.1	Consent of Ernst & Young, LLP

99.1	Press Release, dated October 22, 2010

99.2	Audited financial statements of Global Ethanol, LLC for the fiscal year ended June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN PLAINS RENEWABLE ENERGY, INC.

Date: October 22, 2010	By:	/s/ Jerry L. Peters
Jerry L. Peters
Chief Financial Officer
(Principal Financial Officer)